Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2025, with respect to the consolidated financial statements of Hims & Hers Health, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California
February 24, 2025